EXHIBIT P(i)

                       USAA INVESTMENT MANAGEMENT COMPANY

                             USAA MUTUAL FUNDS TRUST


                                 CODE OF ETHICS
                POLICY ON PERSONAL TRADING AND RELATED ACTIVITIES


                                  LAST AMENDED:
                                  JULY 1, 2006
                               SEPTEMBER 20, 2007



                                TABLE OF CONTENTS


    I.    Background .........................................................2

    II.   Definitions ........................................................3

    III.  Code of Ethics Committee ...........................................3

    IV.   Affirmative Obligations of Persons Subject to Code .................4

    V.    Restrictions as to Gifts and Service on Board of Directors .........5

    VI.   Restrictions on Personal Investing Activities ......................6

    VII.  Pre-Clearance of Personal Securities Transactions ..................9

    VIII. Reporting, Disclosure and Administration Requirements .............11

    Appendix A - Definitions ................................................18

    Appendix B - Beneficial Ownership .......................................23

    Policy Statement Concerning Insider Trading .............................26

    Disclosure of Portfolio Holdings Policy .................................31

                              FOR INTERNAL USE ONLY
                     May be shared with USAA employees only.

I.        BACKGROUND

     1. This Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Shareholder Account Services (SAS) and each of the USAA FUNDS (as defined in Appendix A) in order to comply with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

     2. The purposes of this Code are to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by personnel covered by this Code in connection with their personal transactions in: (i) COVERED SECURITIES held or to be acquired by the USAA FUNDS or other clients of IMCO (other IMCO-managed accounts) and
          (ii) REPORTABLE USAA FUNDS, and to avoid conflicts of interest so that the best interests of investors in the USAA FUNDS and other clients of IMCO as well as USAA members and customers will be served.

      3. In adopting this Code, the Code of Ethics Committee and the Board of Trustees of the USAA FUNDS emphasize that all persons covered by this Code must agree:

          (a) to place the interests of USAA FUND shareholders and other IMCO-managed accounts above their own personal interests;

          (b)  to refrain, in the conduct of all of their personal affairs, from
               taking   any   inappropriate   advantage   of  their   roles  and
               responsibilities with IMCO, SAS and the USAA Funds;

          (c)  to comply with the FEDERAL SECURITIES LAWS; and

          (d) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with IMCO, SAS and the USAA Funds.

     4.   This Code is intended  to be  administered  together  with the "Policy
          Statement Concerning Insider Trading" (the IMCO Insider Trading Policy) as adopted and revised, from time to time, by the Code of Ethics Committee, and the USAA FUNDS' "Disclosure of Portfolio
          Holdings Policy" (the Portfolio Holdings Policy) as adopted and revised, from time to time, by the USAA FUNDS' Board of Trustees. In addition, you may be subject to other USAA policies such as, among others, the "USAA Code of Business Ethics and Conduct" (including the "whistleblower" provisions contained therein) and the "USAA Honor Code."

     5. In adopting this Code, the Code of Ethics Committee and the USAA Funds' Board of Trustees have considered:

          (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA FUNDS and all other IMCO-managed accounts;

          (b) the overall nature of the operations of IMCO, SAS, and the USAA FUNDS; and

          (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to non-public information (including PORTFOLIO MANAGERS, analysts, traders, fund accountants, other investment personnel, and all ACCESS PERSONS in general).

     6. The Code of Ethics Committee and the Board of Trustees have determined that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.  DEFINITIONS

     For the definitions of bolded terms used throughout this Code, see Appendix A.

III. CODE OF ETHICS COMMITTEE

     1.   PURPOSE, AUTHORITY AND RESPONSIBILITIES.
          A Code of Ethics Committee (Committee) has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA FUNDS receive recommendations from the Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA FUNDS.

          The Committee shall perform an annual review of the Code, IMCO Insider Trading Policy and Portfolio Holdings Policy to discuss (1) what, if any, changes may be appropriate; and (2) any compliance matters.

          Upon completion of the annual review, the CHIEF COMPLIANCE OFFICER, on behalf of the Committee and the Funds, shall prepare an annual written report to the USAA FUNDS' Board of Trustees that at a minimum (1) summarizes existing procedures contained in the Code and any changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code evolving industry practices, or developments in applicable laws or regulations; and (4) certifies that the USAA FUND, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

          In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the INDEPENDENT TRUSTEES and proposing any changes to the Code as it applies to INDEPENDENT TRUSTEES.

          The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the CHIEF COMPLIANCE OFFICER upon request and should be treated as the confidential property of USAA.

     2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; AND DISGORGEMENT. The office of the Chief Compliance Officer is granted authority to issue a letter of caution or verbal warning for any violation of the substantive or procedural requirements of this Code. Electronic copies of all letters of caution and a record of verbal warnings issued will be provided to the Committee on a quarterly basis.

          The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. The Committee also maintains written "guidelines for disciplinary actions related to non-material code violations". In the event that a material violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

          Authority is also granted to the Committee to issue directions, by way of fine, disgorgement of any security, or money gained, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.  AFFIRMATIVE OBLIGATIONS OF PERSONS SUBJECT TO CODE

     1.   ANNUAL CERTIFICATION.
          Upon initial employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER and no less frequently than annually thereafter all Reporting Persons, Access Persons, Pre-Clearance Personnel, and Independent Trustees shall be informed of all reporting obligations required by this Code and shall:

          (a) affirm in writing (which may be done electronically) their receipt of, familiarity with, understanding of, and agreement to comply with:

               (i)     those provisions of this Code that pertain to them;

               (ii)    all provisions of the IMCO Insider Trading Policy; and

               (iii) all provisions of the Disclosure of Portfolio Holdings Policy.

          (b) agree in writing (which may be done electronically) to report any violations of this Code to the CHIEF COMPLIANCE OFFICER and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the IMCO
               Insider  Trading  Policy  or  Portfolio  Holdings  Policy,   have
               occurred.

          (c) certify in writing (which may be done electronically) compliance with those provisions of this Code (including, in particular, the brokerage and/or Reportable USAA Fund account and transaction reporting requirements of the Code), and the IMCO Insider Trading Policy and Portfolio Holdings Policy, at all times since the effective date of such person's last such certification.

     2.   ACCESS PERSON LIST.
          The CHIEF COMPLIANCE OFFICER (or such officer's designee) shall:

          (a) maintain a list of all ACCESS PERSONS, to be updated as soon as practicable, but no less frequently than on a monthly basis; and

          (b) issue timely notice to all employees of their addition to, or removal from, such list.

     3.   CONFLICT(S) OF INTEREST/ TRADING INFORMATION
          With respect to any material conflict(s) of interest which an ACCESS PERSON or INDEPENDENT TRUSTEE may have with regard to any COVERED SECURITY in which he or she has a direct or indirect BENEFICIAL OWNERSHIP interest (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA FUND or other IMCO-managed account, such ACCESS PERSON or INDEPENDENT TRUSTEE shall make prompt oral or written disclosure to the CHIEF COMPLIANCE OFFICER as well as, with respect to an ACCESS PERSON, the department head in the ACCESS PERSON'S area of the firm.

V.   RESTRICTIONS AS TO GIFTS AND SERVICE ON BOARD OF DIRECTORS

     1.   GIFTS,  GRATUITIES,  FAVORS,  AWARDS OR OTHER BENEFITS.
          In addition to those provisions of the USAA Conflicts Policy and NASD Conduct Rules relating to the receipt of gifts and other benefits, all REPORTING PERSONS are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA FUND. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

     2.   SERVICE ON BOARD OF DIRECTORS OF PUBLIC COMPANY

          (a)  GENERAL RULE
               ACCESS PERSONS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Code of Ethics Committee.

          (b)  APPLICATIONS FOR APPROVAL
               Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CHIEF COMPLIANCE OFFICER for prompt forwarding to the Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
               Whenever any ACCESS PERSON is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA FUND or other IMCO-managed account. All appropriate PORTFOLIO MANAGERS are to be advised in writing by the CHIEF COMPLIANCE OFFICER that the specific ACCESS PERSON is to be excluded from such decisions.

VI.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1.   REPORTABLE USAA FUNDS
          All persons covered by this Code must always conduct their personal investing activities in REPORTABLE USAA FUNDS in which they have any direct or indirect Beneficial Ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE USAA FUNDS that are consistent with their financial resources and objectives. IMCO, SAS, and the USAA Funds discourage short-term trading strategies.

          ACCESS PERSONS must hold their investments in REPORTABLE USAA FUNDS in brokerage accounts with USAA Investment Management Company or in accounts with the REPORTABLE USAA FUNDS' transfer agent, unless otherwise approved by the CHIEF COMPLIANCE OFFICER (or such officer's designee).

          EXCESSIVE TRADING in REPORTABLE USAA FUNDS by ACCESS PERSONS is not permitted. Any ACCESS PERSON covered by this Code who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE USAA FUNDS will be issued a letter of caution or warning under Section III. 2. unless such person can demonstrate to the Code of Ethics Committee in writing that a BONA FIDE and sufficient personal or family economic hardship exists warranting the gravity of an exception.

     2.   INITIAL PUBLIC OFFERINGS
          No ACCESS PERSON or IMCO-NASD REGISTERED EMPLOYEE shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security.

     3.   INVESTMENT OR OTHER SIMILAR CLUBS OR GROUPS
          Participation by REPORTING PERSONS in any investment or other similar club requires advance authorization by, and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose.

     4.   LIMITED OFFERING TRANSACTIONS

          (a)  GENERAL RULE
               No ACCESS PERSON may purchase a security in a LIMITED OFFERING transaction (e.g., private placements, private investment partnerships, and other private interests) without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER.

          (b)  EXCEPTION
               In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER is directed to consider, among any other pertinent factors:

               (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA FUNDS or other IMCO-managed accounts; and

               (ii) whether  the  opportunity  is or  seems  to have  been  made available to the ACCESS PERSON due to or by virtue of the position which he or she holds with IMCO and/or the USAA FUNDS.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
               (i) ACCESS PERSONS who are granted advance written approval to purchase a security in a LIMITED OFFERING transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any conflict(s) of interest that might otherwise arise should IMCO, any USAA FUND or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

               (ii) In adopting this Code, IMCO acknowledges its  responsibility to monitor activities of the firm and those of its ACCESS PERSONS to ensure that investment decisions on behalf of the USAA FUNDS and/or any other IMCO-managed account relating to any COVERED SECURITY whatsoever of an issuer with respect to which an ACCESS PERSON has obtained pre-acquisition approval will be subject to independent review by senior IMCO investment personnel having no personal interest in the issuer or any of its securities.

     5.   COVERED SECURITIES "BLACK-OUT" TRADING RESTRICTIONS
          The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

          (a) 2-DAY RESTRICTION. PRE-CLEARANCE PERSONNEL may not effect a personal securities transaction if (i) a USAA Fund portfolio or other account managed directly by IMCO purchased or sold the same Covered Security or Equivalent Covered Security one trading day earlier or (ii) the Pre-Clearance Personnel has actual knowledge regarding whether the same Covered Security or Equivalent Covered Security is being considered for purchase or sale on the current or next trading day by a USAA Fund portfolio or other account managed directly by IMCO.

               ACCESS PERSONS or INDEPENDENT TRUSTEES with actual knowledge regarding a COVERED SECURITY or EQUIVALENT COVERED SECURITY purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA FUND portfolio or other account managed directly by IMCO may not effect a personal securities transaction involving such COVERED SECURITY or EQUIVALENT COVERED SECURITY.

          (b) 14-DAY RESTRICTION. PORTFOLIO MANAGERS may not effect a personal covered securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as PORTFOLIO MANAGER.

          In the event that a personal covered securities transaction is effected in contravention of either of the two foregoing restrictions, the PRE-CLEARANCE PERSONNEL, ACCESS PERSON, INDEPENDENT TRUSTEE, or PORTFOLIO MANAGER involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly (1) advise the office of the CHIEF COMPLIANCE OFFICER of the violation, and (2) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

     6.   SHORT-TERM   MATCHED   PROFIT   RESTRICTION   ON  COVERED   SECURITIES
          TRANSACTIONS.
          (a)  PROHIBITED TRANSACTIONS.
               PRE-CLEARANCE PERSONNEL, subject to the exceptions noted immediately below, shall not engage in any SHORT-TERM MATCHED PROFIT TRANSACTION within the meaning of this Code.

               (i) PRE-CLEARANCE PERSONNEL should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase or security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

          (b)  EXCEPTIONS.
               The CHIEF COMPLIANCE OFFICER may, and is hereby granted authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

               (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA FUND or other IMCO-managed account (as, for example, where the COVERED SECURITY(IES) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

               (ii) PRE-CLEARANCE PERSONNEL can demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

               Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Code of Ethics Committee.

VII. PRE-CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

     1. REQUIREMENT TO SEEK AND OBTAIN PRE-CLEARANCE approval of transactions. PRE-CLEARANCE PERSONNEL shall, prior to the execution of any personal securities transaction in a COVERED SECURITY, including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs), or other similar stock plans in which they will have any direct or indirect Beneficial Ownership, be required to seek and obtain the express approval through the PTA system.

          INDEPENDENT TRUSTEES and ACCESS PERSONS, other than those who are also PRE-CLEARANCE PERSONNEL, shall not be required to obtain the express approval of the execution of any personal securities transaction in a COVERED SECURITY provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the COVERED Security at issue or any EQUIVALENT COVERED SECURITY was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA FUND or other account managed directly by IMCO. Should such INDEPENDENT TRUSTEE or ACCESS PERSON believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval as prescribed in the preceding paragraph.

     2.   PRE-CLEARANCE REQUEST PROCESS.
          (a)  PRE-CLEARANCE PROCEDURES.
               The pre-clearance request process is completed electronically through the PTA web based system. All requests for pre-clearance must receive approval through the PTA system prior to placing a trade. Transaction approvals granted for requests must be executed by the end of the trading day (generally, 3 p.m. CT) in which the approval is authorized (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday). You will be required to furnish whatever information is called for by PTA system or the office of the CHIEF COMPLIANCE OFFICER. Exemptions to pre-clearance requests denied may be granted by the office of the Chief Compliance Officer upon written request. The CHIEF COMPLIANCE OFFICER or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a COVERED SECURITY would violate any express provision of this Code, or would otherwise give rise to a material conflict of interest, and shall take such action as may be consistent with such determination.

     3. EFFECT OF PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS.
          Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of good faith on your part, which may be considered by the Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

     4.   LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS.
          The Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions in COVERED SECURITIES may be executed. Such terms and conditions may be amended, from time to time. At a minimum, such terms and conditions shall include requirements that you acknowledge, by electronically signing the request form:

          (a) his or her responsibility, pursuant to paragraph VIII.2(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the CHIEF COMPLIANCE OFFICER and

          (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon no later than the close of the New York Stock Exchange on the business day of the clearance approval, the clearance, unless the CHIEF COMPLIANCE OFFICER or his or her delegate, upon written request, extends the approval for an additional trading day, shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the PRE-CLEARANCE PERSONNEL, INDEPENDENT TRUSTEE, or ACCESS PERSON.

     5.   DENIALS OF PRE-CLEARANCE.
          Denials of requests for pre-clearance will be provided by the PTA system electronically or the CHIEF COMPLIANCE OFFICER, in writing. The CHIEF COMPLIANCE OFFICER, or his or her delegate, may deny or revoke pre-clearance for any reason that is deemed to be consistent with the spirit of this Code.

     6.   APPEALS.
          You may appeal to the Code of Ethics Committee for a hearing as to reasons why a denial of pre-clearance by the CHIEF COMPLIANCE OFFICER should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

          Requests for an appeal must be in writing, stating all reasons therefore, and delivered to the office of the CHIEF COMPLIANCE OFFICER not later than seven (7) calendar days following the date of final denial of the pre-clearance request. Further procedures governing appeals are to be adopted by the Code of Ethics Committee and shall be furnished, upon request, by the office of the CHIEF COMPLIANCE OFFICER.

VIII.REPORTING, DISCLOSURE AND ADMINISTRATION

     Reporting, disclosure and administration requirements to effectuate and monitor compliance with this Code, the IMCO Insider Trading Policy, Rule 17j-1 under the Investment Company Act of 1940, and Rules 204A-1 and 204-2(a)(12) and (13) under the Investment Advisers Act of 1940.

     1.   INITIAL HOLDINGS REPORTS.

          ACCESS PERSONS, no later than 10 days after a person is designated as such, must provide and certify in the PTA system the following personal holdings information (which must be current as of a date no more than 45 days prior to the date the person becomes an ACCESS PERSON): (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY and REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and (c) the date that the report is submitted by the ACCESS PERSON.

     2. BROKERAGE ACCOUNT AND USAA FUND ACCOUNT CONFIRMATIONS AND STATEMENTS. REPORTING PERSONS, ACCESS PERSONS AND PRE-CLEARANCE PERSONNEL are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following brokerage account documents:

          (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any COVERED SECURITY in which the REPORTING PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the COVERED SECURITY which was the subject of the transaction; and

          (b) any regular periodic or other statements reflecting personal securities transaction activity in any COVERED SECURITY within any account with a securities broker-dealer in which the REPORTING PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

          ACCESS  PERSONS  are also  required  to ensure  that the office of the
          CHIEF  COMPLIANCE  OFFICER  is  furnished   duplicate  copies  of  the
          following documents:

          (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any REPORTABLE USAA FUND in which the ACCESS PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the REPORTABLE USAA FUND which was the subject of the transaction; and

          (b) any regular periodic or other statements reflecting personal securities transaction activity in any REPORTABLE USAA FUND within any account with a securities broker-dealer in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

          Such copies shall be provided to the CHIEF COMPLIANCE OFFICER at the time that the ACCESS PERSON receives his or her copies from the broker-dealer.

     3.   REPORTABLE USAA FUNDS' ACCOUNTS WITH USAA TRANSFER AGENT
          ACCESS PERSONS transactions information in any REPORTABLE USAA FUND held in an account with the REPORTABLE USAA FUND'S transfer agent will be provided directly to the PTA system (provided the account has been properly reported through the system) by the REPORTABLE USAA FUND'S transfer agent.

          Note that for any newly opened USAA Fund accounts, notification and account information must have been previously provided, as required, in order for the office of the Chief Compliance Officer to receive such information. See instructions to report new accounts in the quick reference guide doc on PTA.

     4.   QUARTERLY TRANSACTION REPORTS.
          ACCESS PERSONS shall submit electronically through the PTA system on a calendar quarterly basis, a report (the Quarterly Report) of all personal securities transactions. The quarterly report must also include any voluntary contributions or adjustment to Dividend
          Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), Employee Stock Purchase Plans (ESPPs) or similar stock compensation plans. To facilitate certification of this report, a listing of transactions for which the CHIEF COMPLIANCE OFFICER (or such officer's designee) has received duplicate confirmations or other information during that quarter will be provided through the PTA system. An ACCESS PERSON shall update or review and revise (e.g., to include DRIP transactions, etc.) such listing as appropriate to satisfy this quarterly report requirement.

          Such quarterly report shall be certified in the PTA system no later than 30 calendar days after the end of each calendar quarter. The
          Quarterly Report should not include any transactions in USAA money market funds or "EXCEPTED SECURITIES" as defined in Appendix A. The certification of the quarterly report is required regardless of whether or not the ACCESS PERSON had any securities transactions activity during the quarter.

          The Quarterly Report shall contain the following information:

          (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each COVERED SECURITY or REPORTABLE USAA FUND involved;

          (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) the price of the COVERED SECURITY or REPORTABLE USAA FUND at which the transaction was effected; and

          (d) the name of the broker, dealer, bank, or transfer agent with or through whom the transaction was effected.

          (e)  the date that the report was submitted by the ACCESS PERSON.

          With respect to any account established by an ACCESS PERSON in which any COVERED SECURITIES or REPORTABLE USAA FUNDS were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

          (1) the name of the broker, dealer, bank, or other entity (such as a mutual fund's transfer agent) with whom the ACCESS PERSON established the account;

          (2)  the date the account was established; and

          (3)  the date that the report was submitted by the ACCESS PERSON.

          INDEPENDENT TRUSTEES OF USAA FUNDS REPORTING EXEMPTION: While INDEPENDENT TRUSTEES are generally not required to submit quarterly reports, an INDEPENDENT TRUSTEE must submit a quarterly report as described in this section if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an INDEPENDENT
          TRUSTEE, or should have known that during the 15-day period immediately before or after his or her transaction in a COVERED SECURITY, a USAA FUND purchased or sold the COVERED SECURITY, or a USAA FUND (or its investment adviser/subadviser) considered purchasing or selling the COVERED SECURITY. Independent Trustees must submit these reports to the Chief Compliance Officer within 30 days of the end of the calendar quarter in which the trade occurred.

     5.   AUTOMATIC INVESTMENT PLANS.
          ACCESS PERSONS transactions in COVERED SECURITIES and REPORTABLE USAA FUNDS affected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in Quarterly Reports. If an ACCESS PERSON effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be reported in the ACCESS PERSON'S Quarterly Report.

     6.   ANNUAL HOLDINGS REPORTS.
          ACCESS PERSONS must provide and certify annually in the PTA system, the following personal holdings information (which information must be current as of a date no more than 45 days before the report is submitted): (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each COVERED SECURITY and REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; and (c) the date that the report is submitted by the ACCESS PERSON.

     7.   OTHER REPORTING AND DISCLOSURE REQUIREMENTS.
          REPORTING PERSONS are required, upon initial association with IMCO, SAS, or the USAA FUNDS, to complete the assigned training course and to furnish a disclosure and identification of:

          a)   all  accounts  with  securities   broker-dealers   in  which  the
               REPORTING PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest;

          (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose); and

          (c) any regular outside business interest and/or activities of the REPORTING PERSON (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves.

          ACCESS PERSON shall also be required to furnish upon his or her initial association with IMCO, SAS, or the USAA FUNDS a disclosure and identification of all other accounts in which the ACCESS PERSON holds any REPORTABLE USAA FUND, whether held in a brokerage account with IMCO or in accounts with the Reportable USAA Funds' transfer agency.

          Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by REPORTING PERSONS to the attention of the office of the CHIEF COMPLIANCE OFFICER prior to the occurrence of developments within the scope of sub-paragraph
          (b) above, and promptly following occurrences within the scope of sub-paragraph (a) and (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the CHIEF COMPLIANCE OFFICER.

     8.   NEWLY OPENED BROKERAGE OR USAA FUND ACCOUNTS
          REPORTING PERSONS must notify the office of the CHIEF COMPLIANCE OFFICER with any new brokerage accounts within 15 days of the account being opened. In addition, all ACCESS Persons must notify the office of the CHIEF COMPLIANCE OFFICER with any new REPORTABLE USAA FUND accounts within 15 days of the account being opened. This includes accounts opened with USAA Brokerage Services and the USAA Funds' transfer agent.

     9.   EXEMPTION TO REPORTING REQUIREMENTS
          A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE USAA FUNDS held in, any account over which the person had no direct influence or control. Refer to Appendix B for discussion of influence or control, or contact the office of the CHIEF COMPLIANCE OFFICER.

           Furthermore, quarterly transaction reports need not be filed for any transaction effected in a NON-DISCRETIONARY ACCOUNT if the CHIEF COMPLIANCE OFFICER, after a thorough review, is satisfied that the Access Person truly has no discretion over the account. In making requests for quarterly transaction report exemptions, ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

     10.  TRAINING
          REPORTING PERSONS, ACCESS PERSONS AND PRE-CLEARANCE PERSONNEL, UPON BEING DESIGNATED AS SUCH, and on an annual basis thereafter, are required to complete an on-line training course about the Code.

     11.  ANNUAL REPORT TO THE USAA FUNDS' BOARDS OF TRUSTEES
          Annually, a written report will be delivered to the USAA FUNDS' Boards of Trustees that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

     12. REVIEW AND APPROVAL OF THE CODE OF ETHICS BY THE USAA FUNDS' BOARDS OF TRUSTEES
          (a) The USAA FUNDS' Board of Trustees, including a majority of trustees who are not interested persons of the USAA Funds must review and approve any material changes to the Code.

          (b) A material change to the Code must be approved by the USAA FUNDS' Board of Trustees no later than six months after adoption of the material change.

          (c) The USAA FUNDS' Board of Trustees must base approval on a determination that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from violating the Code by engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT.

     13.  REVIEW OF REPORTS
          The CHIEF COMPLIANCE OFFICER or his authorized designee shall review the above-described reports pursuant to procedures established by the CHIEF COMPLIANCE OFFICER (or such officer's designee). The CHIEF COMPLIANCE OFFICER shall report the results of his review to the Code of Ethics Committee.

     14.  RECORDKEEPING REQUIREMENTS
          The  following  records must be  maintained by the office of the CHIEF
          COMPLIANCE   OFFICER  and  shall  be  made  available  for  reasonable
          periodic, special or other examination:

          (a) Copies of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

          (b) Records of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c) Copies of each report required to be made by an ACCESS PERSON including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (d) Records of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

          (e) Copies of each report to the USAA FUNDS' Board of Trustees must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (f) Records of any decision, and the reasons supporting the decision, to approve the acquisition by INTERESTED ACCESS PERSON of securities under LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted; and

          (g) Record of written affirmations made by each REPORTING PERSON or INDEPENDENT TRUSTEE in accordance with section IV.2 of this Code, for at least five years after the end of (i) the REPORTING PERSON'S employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER or (ii) the INDEPENDENT TRUSTEE'S service as a Trustee of any USAA FUND.

     15.  DISCLOSURE REQUIREMENTS
          Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

     16.  CONFIDENTIALITY OF REPORTS
          Reports provided to the CHIEF COMPLIANCE OFFICER (or such officer's designee) under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules, and regulations.

     17.  QUESTIONS
          If you have any questions about your responsibilities under the Code, you can contact:

          |X| Jeff Hill, AVP Mutual Funds Compliance, at 8-3603 or JEFFREY.HILL@USAA.COM;
          |X| Lynn Vale, Executive Director, Life/IMCO/FPS Licensing & Administration, at 8-0226 or LYNN.VALE@USAA.COM;
          |X|  Brenda  Reyna,  Life/IMCO/FPS  Licensing  &  Administration,   at
               8-7978;
          |X|  Or email the group mailbox: imcofpscodeofethics@usaa.com.

                            APPENDIX A - DEFINITIONS

     As used within this Code, the following terms have the following meanings:

     DEFINED PERSONS

     1. ACCESS PERSON includes: (1) any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA FUNDS (except for the INDEPENDENT TRUSTEES), (2) any ADVISORY PERSON, (3) any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a USAA FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (4) any other person designated by the CHIEF COMPLIANCE OFFICER.

     2. ADVISORY PERSON means any IMCO employee, or other employee of USAA or its subsidiaries providing advice on behalf of IMCO and subject to IMCO's supervision and control:

          |X| whose functions relate to the making of recommendations with respect to such purchases or sales, of IMCO-managed accounts, or

          |X|  who has access to such recommendations that are nonpublic, or

          |X| who has access to nonpublic information regarding the purchase or sale of securities by any one or more of the USAA FUNDS or other IMCO-managed accounts, or

          |X| who has access to nonpublic information regarding the portfolio holdings of any REPORTABLE USAA FUND.

     3. INDEPENDENT TRUSTEE means any trustee of a USAA FUND who is not an "interested person" of the Fund as the quoted term is defined by
          Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the COMMISSION thereunder.

     4. IMCO-NASD REGISTERED EMPLOYEE means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc.
          (NASD) to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

     5. PORTFOLIO MANAGER means any ACCESS PERSON who, with respect to any USAA FUND or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA FUND or account.

     6. PRE-CLEARANCE PERSONNEL means (i) any PORTFOLIO MANAGER or any employee of the USAA FUNDS or IMCO (or of any company in a control relationship to the USAA FUNDS or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account (including, but not limited to, USAA Private Investment Management, an advisory service of IMCO) and any natural person who controls the USAA FUNDS or investment adviser and who regularly obtains information concerning recommendations made to the USAA FUNDS or other IMCO-managed account regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account; (ii) any officer of IMCO (at the level of Assistant Vice President or higher); and (iii) the secretaries of those persons identified in subsections (i) and (ii) of this section.

     7. REPORTING PERSON means any officer or director of any USAA FUND (except for the INDEPENDENT TRUSTEES), any officer, director or employee of IMCO or SAS, any IMCO-NASD REGISTERED EMPLOYEE, any ACCESS PERSON, and any other person designated by the CHIEF COMPLIANCE OFFICER.

     DEFINED SECURITIES AND ACCOUNTS

     8. COVERED SECURITY encompasses each of the following (but not an EXCEPTED SECURITY or a REPORTABLE USAA FUND, each of which is separately defined below):

          |X| any note, stock, treasury stock, shares of a closed-end fund, shares of an exchange-traded fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

          |X| any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

          |X| any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

          |X| in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     9. EQUIVALENT COVERED SECURITY means, with respect to another security (the SUBJECT SECURITY), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

     10.   EXCEPTED SECURITY means any:
          (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a REPORTABLE USAA FUND or an exchange-traded fund); and

          (b) any other form of "security" which the Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

                    |X| Specifically excepted under this subparagraph are the following:

                         o Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)

                         o Investments in the USAA Strategic Fund Advisor program

          In accordance with interpretations of the COMMISSION, for purposes of sub-paragraph (a) above:

               (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity (e.g., U.S. Treasury and GNMA); and

               (ii) certain  so-called  "money-market   instruments,"  including
                    conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be EXCEPTED SECURITIES.

     11. NON-DISCRETIONARY ACCOUNT means any account over which an ACCESS PERSON has given full investment discretion to a third party, retaining no ability to influence specific trades.

     12. SECURITY HELD OR TO BE ACQUIRED means: any COVERED SECURITY that, within the most recent 15 days (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY described in paragraph (a)(10)(i) of this section.

     13. USAA FUNDS means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the Board of Trustees or trustees of which adopts this Code of Ethics; USAA Mutual Funds Trust.

     14. REPORTABLE USAA FUND means any USAA FUND, other than USAA money market funds.

     DEFINED TRANSACTIONS

     15. EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) that violate any short-term trading restriction described in each REPORTABLE USAA FUND'S prospectus or (ii) a transaction in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund or the USAA Short-Term Fund) occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE USAA FUND.

     16. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

     17. LIMITED OFFERING means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

     18. PERSONAL SECURITIES TRANSACTION means the execution, either directly or indirectly, of any "purchase or sale of a security."

     19. PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a USAA FUND or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

          Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

          (a) involving a security or securities account over which a person has no direct or indirect influence or control;

          (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

          (c) which is effected pursuant to an automatic dividend reinvestment plan; or

          (d)  involving either:

               (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

               (ii) the sale of any such rights so acquired.

     20. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER shall have the meanings accorded to them in Appendix B to this Code.

     21. SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal securities transaction" (the SUBJECT TRANSACTION) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.

     OTHER DEFINITIONS

     22. CHIEF COMPLIANCE OFFICER means the AVP, Mutual Funds Compliance, or any other individual designated by the Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

     23. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

     24. UNLAWFUL ACTIONS means it is unlawful for any REPORTING PERSON in connection with the purchase or sale, directly or indirectly, by the person of a SECURITY HELD OR TO BE ACQUIRED by A USAA FUND or other IMCO-managed account: (1) to employ any device, scheme or artifice to defraud the USAA FUND or other-IMCO managed account; (2) to make any untrue statement of a material fact to the USAA FUND or other IMCO-managed account or omit to state a material fact necessary in order to make the statements made to the USAA FUND or other IMCO-managed account, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA FUND or other IMCO-managed account; or (4) to engage in any manipulative practice with respect to the USAA FUND or other IMCO-managed account.

     25. IMPERMISSIBLE CONDUCT means engaging in EXCESSIVE TRADING in a REPORTABLE USAA FUND.

                        APPENDIX B - BENEFICIAL OWNERSHIP

     For purposes of the Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

     The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

     Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

     Set forth below are some examples of how beneficial ownership may arise in different contexts.

     FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household. However, you may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

     PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

     TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

     ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SOME PRACTICAL EXAMPLES OF BENEFICIAL OWNERSHIP
     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by your spouse or minor children

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

     |X| Ownership, partnership interest, or similar interest in a COVERED SECURITY or REPORTABLE USAA FUND accounts held by a corporation, general or limited partnership or similar entity you control

     |X| Right to receive dividends or interest from a COVERED SECURITY or REPORTABLE USAA FUND even if that right is separate or separable from the underlying securities

     |X| Interest in a COVERED SECURITY or REPORTABLE USAA FUND held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

     |X| Right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative" COVERED SECURITY

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"
     For purposes of the Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"
     Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Code of Ethics with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

     To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise affect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which the covered person's only participation is as a non-controlling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account. You are presumed under the Code to have "influence or control" as a result of having the following:

     |X|  Investment control (sole or shared) over a personal brokerage account

     |X| Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse's assets (subject to the approval of the CHIEF COMPLIANCE OFFICER)

     |X| Investment control (sole or shared) over an account in the name of any family member, friend, or acquaintance

     |X|  Involvement in an Investment Club

     |X|  Trustee power over an account

     |X| An active power of attorney or limited trading authorization over an account

                       USAA INVESTMENT MANAGEMENT COMPANY
                           POLICY STATEMENT CONCERNING
                                 INSIDER TRADING

I.   POLICY STATEMENT

     USAA Investment Management Company ("IMCO") forbids any officer, director or employee from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "Insider Trading". IMCO's policy applies to every officer, director and employee and extends to activities within and outside their duties at IMCO. Every officer, director and employee must read and retain this policy statement.

     This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

     A.   WHAT IS INSIDER TRADING?
          The term "Insider Trading" is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or to communications of material nonpublic information to others.

          While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

          1. Trading by an Insider while in possession of material nonpublic information,

          2. Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated, or

          3.   Communicating material nonpublic information to others.

          The elements of Insider Trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the IMCO Compliance Officer.

     B.   WHO IS AN INSIDER?
          The concept of "Insider" is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, IMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

     C.   WHAT IS MATERIAL INFORMATION?

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

          Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

     D.   WHAT IS NONPUBLIC INFORMATION?
          Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS
          ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

II.  PROCEDURES TO IMPLEMENT IMCO'S POLICY CONCERNING INSIDER TRADING
     A. All reporting persons as defined in the Joint Code of Ethics must affirm in writing upon initial employment and at least annually thereafter, their receipt of, familiarity with, understanding of and agreement to comply with the Joint Code of Ethics and IMCO Insider Trading Policy.

     B.   IDENTIFYING INSIDER INFORMATION
          Before trading for yourself or others, including mutual funds or private accounts managed by IMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

          If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

          1. Report the matter immediately to the IMCO Compliance Officer in writing.

          2.   Do not purchase or sell the  securities  on behalf of yourself or
               others,   including  investment  companies  or  private  accounts
               managed by IMCO.

          3. Do not communicate the information inside or outside IMCO, other than to the Compliance Officer.

          4. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

     C.   RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION
          In the event that you identify certain information as MATERIAL and NONPUBLIC, such information may be inside information and may not be communicated to anyone, including persons within IMCO, except as provided in Paragraph B above. In addition, care should be taken so that such information is secure and treated as confidential information.

     D.   RESOLVING ISSUES CONCERNING INSIDER TRADING
          If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

III. SUPERVISORY PROCEDURES FOR CONTROL OF INSIDER TRADING

          The role of the Compliance Officer is critical to the implementation and maintenance of IMCO's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of

          Insider  Trading and  detection of Insider Trading.

     A.   PREVENTION OF INSIDER TRADING
          To prevent Insider Trading, the Compliance Officer shall:

          1.   Provide, at least annually, an educational program to familiarize
               officers,   directors  and  employees   with  IMCO's  Policy  and
               Procedures.

          2.   Answer  questions  regarding  IMCO's  Policy and  Procedures,  to
               include  Insider  Trading  and  material  nonpublic   information
               transactions.

          3. Resolve issues of whether information received by an officer, director or employee of IMCO is material and nonpublic.

          4. Review on a regular basis and update as necessary IMCO's Policy and Procedures.

          5. When it has been determined that an officer, director or employee of IMCO has material nonpublic information:

               i.   implement   measures  to  prevent   dissemination   of  such
                    information including measures to prevent dissemination to subadvisers; and

               ii. if necessary, restrict officers, directors and employees from trading the securities, and maintain a Restricted List to include security description, symbol, date restricted and date restriction removed; and

          6. Promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee for clearance to trade in specified securities.

     B.   DETECTION OF INSIDER TRADING
          To detect Insider Trading, the Compliance Officer or his designee shall:

          1. review the trading activity reports filed by each officer, director and employee,

          2. review the trading activity of mutual funds and private accounts managed by IMCO,

          3.   review trading activity of IMCO's own account, and

          4. coordinate the review of such reports with other appropriate officers, directors or employees of IMCO.

     C.   SPECIAL REPORTS TO MANAGEMENT

          Promptly, upon learning of a potential violation of IMCO's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details and recommendations for further action.

                             USAA MUTUAL FUNDS TRUST

                     DISCLOSURE OF PORTFOLIO HOLDINGS POLICY

GENERAL STATEMENT OF POLICY

     This policy of USAA Mutual Funds Trust, (the Funds) has been developed to prevent possible misuse of material non-public portfolio holdings information of the Funds. This policy applies to all directors, officers, employees, and agents who have roles and responsibilities related to the Funds.

PURPOSE OF POLICY

     The Funds' portfolio holdings may be material non-public information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws. This policy is designed to prevent the possible misuse of knowledge of the Funds' portfolio holdings.

POLICY

     The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds. Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

PROCEDURES

     To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports) and Form N-Q (i.e., quarterly portfolio holdings reports), and any portfolio holdings made available on usaa.com.

     The Funds' general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

     |X| Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys, and Access Persons under the Funds' Code of Ethics);

     |X| Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose or misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies, and proxy voting agents);

     |X| As disclosed in each Fund's Statement of Additional Information (SAI); and

     [X|  As required by law or a regulatory body.

     So, whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information which (i) has been filed with the SEC, or
(ii) is available on usaa.com, that request may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers. In addition, any request from a person or entity listed on Exhibit A seeking a Fund's portfolio holdings information may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers.

     Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), Securities Counsel, or their designee(s) who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI. A report will be made to a Fund's Board of Trustees at each quarterly meeting about (i) any determinations made by the CCO, Securities Counsel, or their designee(s) pursuant to the procedures set forth in this paragraph, and (ii) any violations of this policy.

RECORD RETENTION

     The CCO, Securities Counsel, or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

                                    EXHIBIT A

I.   ARRANGEMENTS TO DISCLOSE PORTFOLIO HOLDINGS

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Investment Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or agreement. These service providers include each Fund's:

     |X|  Investment adviser and subadviser(s);
     |X|  Custodian;
     |X|  Administrator;
     |X|  Securities lending agent;
     |X|  Auditors;
     |X| Internal auditors when necessary to conduct audit-related work; |X| Attorneys;
     |X|  Accounting agent;
     |X|  Proxy voting agent; and
     |X|  Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

     |X| Mutual fund evaluation services such as Lipper Analytical Services; |X| Rating agencies; and
     |X| Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.  SCHEDULED DISCLOSURE OF PORTFOLIO HOLDINGS

     |X| Each Fund intends to post its annual and semiannual reports, and quarterly schedules of portfolio holdings on usaa.com after these reports are filed with the Securities and Exchange Commission (which typically occurs approximately 60 days after the end of each fiscal quarter).

     |X| Each Fund (except for the USAA money market funds and the USAA Total Return Strategy Fund intends to post its top ten holdings on usaa.com 15 days following the end of each month. This information will also be made available on USAA Investment Management Company's intranet.

     |X| Approximately 60 days after the end of each fiscal quarter, a Fund's portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor's, and Morningstar.

     [X| For the last month of each quarter, after each Fund's top ten holdings are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor's, Thomson Financial, and Value Line.

                                Exhibit p(xiv)

                 DEUTSCHE ASSET
                 MANAGEMENT -
                 U.S. CODE OF
                 ETHICS

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS    DEUTSCHE BANK
---------------------------------------------------------------------


                                        ========================================
ORIGINAL ISSUE DATE:                     June 1, 2004

APPROVER(S):                             John Robbins

OWNER(S):                                Asset Management ("AM") Compliance

CONTACT PERSON:                          Joseph Yuen

CLASSIFICATION:                          POLICY/GUIDELINE

FUNCTIONAL APPLICABILITY:                AM Americas Compliance - Code of Ethics

GEOGRAPHIC APPLICABILITY:                AM Compliance U.S.

LAST REVISION DATE:                      N/A

LAST REVIEWED DATE:                      January 1, 2007

NEXT REVIEW DATE:                        January 1, 2008

VERSION NUMBER:                          2.5

OTHER LANGUAGES:                         N/A
                                        ========================================


-------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

TABLE OF CONTENTS


I. OVERVIEW...................................................................1

II. GENERAL RULE..............................................................2

III. DEFINTIONS...............................................................3

IV. RESTRICTIONS..............................................................5
   A.  General................................................................5
   B.  Specific Blackout Period Restrictions..................................5
     SAME-DAY RULE............................................................5
     7-DAY RULE...............................................................6
     G-CUBE RULE..............................................................6
     EXCEPTIONS TO BLACKOUT PERIODS...........................................6
   C.  New Issues (IPOs)......................................................7
   D.  Short-Term Trading.....................................................7
     30-DAY RULE..............................................................7
   E.  Restricted List........................................................8
   F.  Private Placements.....................................................8

V. COMPLIANCE PROCEDURES..................................................... 9
   A.  Designated Brokerage Accounts......................................... 9
   B.  Pre-Clearance......................................................... 9
   C.  Scudder Proprietary Mutual Fund Holdings..............................10
   D.  Reporting Requirements................................................10
      (I) DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF
      STATEMENTS.............................................................10
     (II) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTs").............10
     (III) ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS............11
     (IV) ANNUAL ACKNOWLEDGEMENT OF ACCOUNTS.................................12
   E.  Confirmation of Compliance with Policies..............................12

VI. OTHER PROCEDURES/RESTRICTIONS............................................12
   A.  Service on Boards of Directors........................................12
   B.  Outside Business Affiliations.........................................13
   C.  Executorships.........................................................13
   D.  Trusteeships..........................................................14
   E.  Custodianships and Powers of Attorney.................................14
   F.  Gifts and Entertainment...............................................14
   G.  Rules for Dealing with Governmental Officials and Political
       Candidates............................................................16
   H.  Confidentiality.......................................................16

VII. SANCTIONS...............................................................16

VIII. INTERPRETATIONS AND EXCEPTIONS.........................................16

IX. APPENDIX.................................................................17
    SCHEDULE A...............................................................17
    SCHEDULE B: Supplement to the DeAM Code of Ethics........................18
    SCHEDULE C:  DeAM - U.S. Code of Ethics Sanctions........................21


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------



                       THIS PAGE LEFT INTENTIONALLY BLANK

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------



                            DEUTSCHE ASSET MANAGEMENT
                               U.S. CODE OF ETHICS

================================================================================
I.  OVERVIEW
================================================================================

The Deutsche Asset Management - U.S. Code of Ethics ("the Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM").(1)

The provisions of the Code shall apply to all DeAM Employees in the U.S., as categorized in the Definition Section (Section III) and such other employees as the Compliance Department ("Compliance")(2) may determine from time to time. The Code supplements the Deutsche Bank CODE OF PROFESSIONAL CONDUCT and the Deutsche Asset Management COMPLIANCE POLICIES AND PROCEDURES MANUAL ("COMPLIANCE MANUAL") available at the following link:

CODE OF PROFESSIONAL CONDUCT
HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/GENERAL%20
COMPLIANCE/DB%20DOCS/C.%20EFFECTIVE/COMPLIANCE_POLICY_CODE%20OF%20PROFESSIONAL%
20CONDUCT

COMPLIANCE POLICIES AND PROCEDURES
HTTP://POLICIES.INTRANET.DB.COM/

Each Employee must observe these policies, as well as abide by the additional principles and rules set forth in the Code, and any other applicable legal vehicle or division specific policies and obligations.

It is essential that all Deutsche Bank employees understand and adhere to Deutsche Bank's commitment to act with fairness, decency and integrity in all of its business dealings. As part of this commitment, Member of the Board of Managing Directors, Tessen von Heydebreck, and Henry Klehm, Global Head of Compliance have introduced the DEUTSCHE BANK GLOBAL COMPLIANCE CORE PRINCIPLES ("GCCP"). The GCCP set forth core principles regarding a wide range of regulatory and conduct related issues, and provide guidance to promote the highest standards of ethical conduct. This document is available at the following link:

HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/GLOBAL/GROUP/DB DOCS/C. EFFECTIVE/
GLOBAL_COMPLIANCE_DB GROUP: GLOBAL COMPLIANCE CORE PRINCIPLES

Von Heydebreck and Klehm stress that all Deutsche Bank employees are expected to review and act in compliance with the GCCP.


-------------------------------------------
(1) Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Asset Management Inc., Deutsche Investment Management Americas Inc. and DWS Trust Company

(2)  "Compliance"  refers  to  the  DB  Americas  centralized   Compliance  Unit
(generally  referred  to  herein  as  "Central   Compliance,"  and/or  its  unit
specifically designated to the DeAM business unit: "DeAM Compliance").

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


The Code and any amendments thereof will be provided to all employees of DeAM. All employees must acknowledge receipt of the Code within ten (10) days of hire and on an annual basis at a time set forth by DeAM Compliance, within the Code of Ethics Annual Acknowledgement. All employees must also acknowledge receipt of any amendments made to the Code if such determination is made by DeAM Compliance that such acknowledgement should occur prior to the next Code of Ethics Annual Acknowledgement period.

You may find the latest version of the Code at the following link:

HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/ASSET%20MANAGEMENT/
DB%20DOCS/C.%20EFFECTIVE/AMERICAS_COMPLIANCE_ASSET%20MANAGEMENT_CODE%20OF%20
Ethics


================================================================================
II.  GENERAL RULE
================================================================================

DeAM Employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the EXCLUSIVE BENEFIT of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in the Code.

* There must be no conflict, or appearance of conflict, between the self-interest of any Employee and the responsibility of that Employee to Deutsche Bank, its shareholders or its clients.(3)

* Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.


-----------------------------
(3) The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an Employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


DeAM Employees are required to comply with applicable U.S. federal securities laws and may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to

------------------
(3) The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an Employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------
ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a client account:

     .    To employ any device, scheme or artifice to defraud;
     . To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;
     . To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
     .    To engage in any manipulative practice.

Any violations of the Code of Ethics must be reported to designated DeAM Compliance person. The DeAM Chief Compliance Officer will receive periodic reports of all violations of the Code of Ethics.


================================================================================
III.  DEFINTIONS
================================================================================

  A. "INVESTMENT PERSONNEL" shall mean and include:

     Portfolio  Managers,  traders and analysts  (and other  Employees  who work directly with Portfolio Managers in an assistant capacity). As those responsible for making investment decisions (or participating in such decisions) in client accounts or providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparatively sensitive position, and thus, additional rules outlined herein apply to such individuals.

  B. "ACCESS PERSON" shall mean and include:

     (i) Officers and directors of DeAM entities and officers and directors of DeAM-sponsored investment companies who are affiliated persons of DeAM entities. Also included are Employees of these entities who have access to timely information relating to investment management activities, research and/or client portfolio holdings as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Treasurer's Offices). Also included here are persons in a control relationship (as defined in Section 2(a)(9) of the Act) to DeAM who obtain information concerning investment recommendations made to any client account.


     (ii) Any  other  personnel  with  responsibilities  related  to  the  asset management business or frequent interaction with Access Persons or Investment Personnel as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as certain long-term temporary Employees and consultants).

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS    DEUTSCHE BANK
---------------------------------------------------------------------


  C. "NON-ACCESS PERSON" shall mean and include:

     DeAM personnel who are not defined in Section III A. or B. above, who have access to neither client trading activity nor recommendations made in relation to any client account or as further determined by DeAM Compliance.

  D. "EMPLOYEES" is a general term which shall include all DeAM employees, including Investment Personnel, Access Persons and Non-Access Persons as well as those non-DeAM employees who are subject to this Code of Ethics (see III.B.(ii) above).

  E. "ACCOUNTS" shall mean all securities accounts, whether brokerage or otherwise, securities held directly outside of accounts AND shall include open-end and closed-end Mutual Fund accounts.

  F. "EMPLOYEE RELATED ACCOUNT" of any person subject to the Code shall mean:

     (i)  The Employee's own Accounts;
     (ii) The Employee's spouse's/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's home;
     (iii) Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
     (iv) Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

         NOTE: ANY PERSON SUBJECT TO THE CODE IS RESPONSIBLE FOR COMPLIANCE WITH
         THESE  RULES  WITH  RESPECT  TO  ANY  EMPLOYEE  RELATED   ACCOUNT,   AS
         APPLICABLE.

  G. "SECURITIES" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, commodities, securities indices, exchange-traded funds, government and municipal bonds and similar instruments, but DO NOT INCLUDE:

     (i) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

  H. "MUTUAL FUNDS" shall include all mutual funds (open-end and closed-end mutual funds), but WILL EXCLUDE:

     (i) Shares of open-end money market mutual funds (unless otherwise directed by Compliance).


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


================================================================================
IV.  RESTRICTIONS
================================================================================

For purposes of the Code, a prohibition or requirement applicable to any Employee applies also to transactions in Securities and Mutual Funds for any of that Employee's Employee Related Accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F.).

  A. GENERAL

     (i) THE BASIC POLICY: Employees have a personal obligation to conduct their investing activities and related Securities and Mutual Fund transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular Securities and Mutual Fund transaction - BEFORE engaging in that transaction.

     (ii) MATERIAL NONPUBLIC INFORMATION: Employees in possession of material nonpublic information about or affecting Securities or their issuer are prohibited from buying or selling such Securities or advising any other person to buy or sell such Securities. See also COMPLIANCE MANUAL -- CONFIDENTIAL, MATERIAL, NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED MATTERS POLICY.


          CONFIDENTIAL AND INSIDE INFORMATION POLICY

          HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/CONTROL%
          20GROUP/DB%20DOCS/C.%20EFFECTIVE/COMPLIANCE_CONTROL%20GROUP_POLICY_
          CONFIDENTIAL%20MATERIAL%20NONPUBLIC%20INFO

     (iii) CORPORATE AND DEPARTMENTAL RESTRICTED LISTS: Employees are not permitted to buy or sell any Securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

     (iv) "FRONTRUNNING:" Employees are prohibited from buying or selling Securities, Mutual Funds or other instruments in their Employee Related Accounts so as to benefit from the Employee's knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

  B. SPECIFIC BLACKOUT PERIOD RESTRICTIONS


     (i) SAME-DAY RULE: Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS    DEUTSCHE BANK
---------------------------------------------------------------------

     (ii) 7-DAY RULE: Investment Personnel shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security is traded (or contemplated to be traded) for by a client account with which the individual is associated.

     (iii) G-CUBE RULE: Investment Personnel and other persons with REAL TIME access to a global research sharing system platform shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security (a) is added to/deleted from or has its weighting changed in the "Model" Portfolio; or (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

     (iv) Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities and their personal investment activities. To avoid potential conflicts, absent specific written approval from their Managing Officer(4) and Compliance, Employees should not personally invest in Securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to Securities transactions by Employees, including the requirement for Employees to pre-clear personal Securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code of Ethics.

     (v) DEUTSCHE BANK SECURITIES: During certain times of the year, all Deutsche Bank Employees are prohibited from conducting transactions in the equity and debt Securities of Deutsche Bank, which affect their beneficial interest in the Firm. Central Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

     (vi) EXCEPTIONS TO BLACKOUT PERIODS (ABOVE ITEMS I, II, AND III ONLY)

          The following are exempt from the specified blackout periods:

                   * The purchase or sale of 500 shares or less in companies comprising the S&P 500 Index;

                   *  ETFs (Exchange-Traded  Funds - e.g., SPDRs or "Spiders"
                     (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

----------------------
(4) For purposes of this policy, "MANAGING OFFICER" is defined as an officer of at least the Managing Director level to whom the Employee directly or indirectly reports, who is in charge of the Employee's unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager, etc).

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS    DEUTSCHE BANK
---------------------------------------------------------------------

                    *  Government and municipal bonds;
                    *  Currency and Interest Rate Futures;
                    *  Securities indices;
                    * Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
                    * To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
                    * Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

                  NOTE: Transactions in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

  C. NEW ISSUES (IPOS)


     Investment Personnel, Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

  D. SHORT-TERM TRADING

     Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and Employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance or compromises the duty that Deutsche Bank owes to its clients and shareholders will not be tolerated.

     30-DAY RULE: Employees are prohibited from transacting in the PURCHASE AND SALE, OR SALE AND PURCHASE, of the same (or equivalent) Securities and Mutual Funds within 30 calendar days. The 30-day holding period also applies to each short vs. the box sale, which is the only short sale permitted activity. Therefore, for purposes of this section, the assumption is a LAST IN, FIRST OUT (LIFO) order of transaction in a particular Security and Mutual Fund.

     Mutual Funds subject to periodic purchase plans can be sold once within 30 calendar days after a periodic purchase.

     THE FOLLOWING ARE EXEMPTED FROM THIS RESTRICTION:


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


               * Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
               * To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities;
               * Securities purchased under an employer sponsored stock purchase plan;
               * Securities pre-cleared and purchased with a specific stop-limit provision attached; and
               * Fixed Income Mutual Funds investing in government bonds with "short-term" in their name.


  E. RESTRICTED LIST

     All Deutsche Bank Employees are prohibited from buying or selling any Securities that are included on the Corporate Restricted List and/or other applicable departmental restricted lists. The Corporate Restricted List is available on the intranet at:

     HTTP://CCT-GRL-PRD.SVC.BTCO.COM/CORP/CCT/GRL/GRL_INIT.HTM

     (It   is   also    available    through    the    "Americas    Portal"   at
     HTTP://AMERICASPORTAL.CC.DB.COM/ listed under "Employee Trading".)

     Please see Restricted List Policy.

     RESTRICTED LIST POLICY
     HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/ASSET%20MANAGE
     MENT/DB%20DOCS/C.%20EFFECTIVE/DBA%20COMPLIANCE_ASSET%20MANAGEMENT_POLICY_
     RESTRICTED%20LIST

  F. PRIVATE PLACEMENTS

        Prior to effecting a transaction in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission and sold directly to the investor), or purchasing or subscribing for interests of any kind in a privately held company, private investment partnership, or industrial/commercial property, all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance Department, including completing the questionnaire in Employee Trade Request System ("ETR"). Any new Employee who holds an interest in any of the above, must disclose such holdings to the Compliance Department within 10 days of employment..

        Holdings of private Securities, privately held companies, investment partnerships, and industrial/commercial property, will generally be prohibited, unless the Employee holds a passive and minority stake by owning less than 5% of the entity, and the Employee does

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS    DEUTSCHE BANK
---------------------------------------------------------------------

         not participate in any way in the solicitation of investors or capital raising and does not serve on the board of directors of such entity.


================================================================================
V.  COMPLIANCE PROCEDURES
================================================================================

    A.   DESIGNATED BROKERAGE ACCOUNTS

         All Employees must obtain the explicit permission of the Central Compliance Department prior to opening a new Employee Related Account. Upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts (as previously defined) to Central Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

         UNDER NO CIRCUMSTANCE IS AN EMPLOYEE PERMITTED TO OPEN OR MAINTAIN ANY EMPLOYEE RELATED ACCOUNT THAT IS UNDISCLOSED TO COMPLIANCE. ALSO, THE POLICIES, PROCEDURES AND RULES DESCRIBED THROUGHOUT THIS CODE OF ETHICS APPLY TO ALL EMPLOYEE RELATED ACCOUNTS.

         Accordingly, all Employees are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank EMPLOYEE/EMPLOYEE-RELATED TRADING POLICY, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

         EMPLOYEE AND EMPLOYEE-RELATED ACCOUNTS TRADING POLICY
         HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/PERSONAL%
         20ACCOUNT%20DEALING/DB%20DOCS/C.%20EFFECTIVE/COMPLIANCE_PERSONAL%20
         ACCOUNT_POLICY_E MPLOYEE%20TRADING

    B.   PRE-CLEARANCE

         Proposed Securities and closed-end Mutual Fund transactions must be pre-cleared by all Employees with the Central Compliance Department (and approved by a Supervisor) in accordance with the Deutsche Bank EMPLOYEE/EMPLOYEE-RELATED TRADING POLICY via the intranet based Employee Trade Request ("ETR") system prior to their being placed with the broker. Such approvals are good only for the day on which they are issued. Employees are personally responsible for ensuring that the proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of the Employee's Deutsche Bank responsibilities or information he or she may possess about the Securities or their issuer.

         THE FOLLOWING ARE EXEMPTED FROM THE PRE-CLEARANCE REQUIREMENT:

             *      Open-end Mutual Funds;


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

             *     Direct obligations of the Government of the United States;
             * Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
             * Accounts expressly exempted by Central Compliance which are managed under the exclusive direction of an outside money manager;
             * Securities pre-cleared and purchased with a specific stop-limit provision attached do not require additional pre-clearance prior to execution;
             * To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and
             * Securities purchased under an employer sponsored stock purchase plan.

    C. SCUDDER PROPRIETARY MUTUAL FUND HOLDINGS

     All Employees are required to maintain their holdings of Scudder proprietary mutual funds in the Deutsche Bank 401(k) Plan, in E*Trade or Deutsche Bank Alex Brown brokerage accounts, or directly with Scudder Investments.

    D. REPORTING REQUIREMENTS

     (I) DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS

                  As stated in SECTION V. COMPLIANCE PROCEDURES (A. DESIGNATED BROKERAGE ACCOUNTS) above, upon joining Deutsche Bank, new
                  Employees are required to disclose all of their Employee Related Accounts to Central Compliance, and must carry out the instructions provided to conform such Accounts, if necessary, to Deutsche Bank policies.

                  In addition, pursuant to Rule 17j-1 of the Act, no later than ten (10) days after an individual becomes an Employee (i.e., joining/transferring into DeAM, etc.), he or she must also complete and return a "Personal Securities Holdings Report" (filed during the "new hire" Code of Ethics Annual Acknowledgement) for Securities and Mutual Fund holdings to DeAM Compliance (see iii. ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS below).

     (II) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTS")


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


                  Pursuant to Rule 17j-1 of the Act, within thirty (30) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PST report for Securities and Mutual Fund transactions, unless exempted by a division-specific requirement, if any.

                  All PSTs that have reportable personal Securities and Mutual Fund transactions for the quarter will be reviewed by the appropriate designated supervisory and/or Compliance person. EMPLOYEES THAT DO NOT HAVE ANY REPORTABLE TRANSACTIONS IN A PARTICULAR QUARTER MUST INDICATE AS SUCH IN THE REPORTING SYSTEM FOR THE RESPECTIVE QUARTER.

                    THE FOLLOWING TYPES OF TRANSACTIONS DO NOT HAVE TO BE
                    REPORTED:

                      o TRANSACTIONS EFFECTED IN AN ACCOUNT IN WHICH THE EMPLOYEE HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL (I.E. DISCRETIONARY/MANAGED ACCOUNTS) DO NOT HAVE TO BE REPORTED.

                      o    TRANSACTIONS  IN MUTUAL  FUNDS  SUBJECT  TO  PERIODIC
                           PURCHASE PLANS ARE NOT REQUIRED TO BE REPORTED QUARTERLY, BUT HOLDINGS IN SUCH ARE STILL REQUIRED TO BE REPORTED ANNUALLY (SEE III. BELOW).

                      o    TRANSACTIONS   EFFECTED   PURSUANT  TO  AN  AUTOMATIC
                           INVESTMENT   PLAN  OR  AS  A  RESULT  OF  A  DIVIDEND
                           REINVESTMENT PLAN DO NOT HAVE TO BE REPORTED.

                      o    TRANSACTIONS IN THE FOLLOWING:
                           o BANKERS' ACCEPTANCES;
                           o BANK CERTIFICATES OF DEPOSITS (CDS);
                           o COMMERCIAL PAPER;
                           o MONEY MARKETS;
                           o DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT;
                           o HIGH QUALITY, SHORT-TERM DEBT INSTRUMENTS
                             (INCLUDING REPURCHASE AGREEMENTS); AND,
                           o OPEN-END MONEY MARKET MUTUAL FUNDS (UNLESS
                             SPECIFICALLY DIRECTED BY DEAM COMPLIANCE)

     (III) ANNUAL ACKNOWLEDGEMENT OF PERSONAL SECURITIES HOLDINGS

                  All Employees must submit to DeAM Compliance on an annual basis at a date specified by DeAM Compliance, a Personal Securities Holdings Report for all Securities and Mutual Fund holdings, unless exempted by a division-specific requirement, if any.

                  A new employee must submit this report within ten (10) days of hire or rehire. This report must be submitted once within each twelve (12) month period and the information submitted must be current within forty-five (45) calendar days of the report or forty-five (45) days prior to the hire date, in the case of a new employee.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


                  All Personal Securities Holdings will be reviewed by the appropriate designated supervisory and/or Compliance person. EMPLOYEES THAT DO NOT HAVE ANY REPORTABLE SECURITIES HOLDINGS MUST INDICATE AS SUCH IN THE REPORTING SYSTEM.

                      THE FOLLOWING TYPES OF HOLDINGS DO NOT HAVE TO BE
                      REPORTED:

                      o SECURITIES HELD IN ACCOUNTS OVER WHICH THE EMPLOYEE
                        HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL (I.E. DISCRETIONARY/MANAGED ACCOUNTS) DO NOT REQUIRE REPORTING.

                      o BANKERS' ACCEPTANCES;
                      o BANK CERTIFICATES OF DEPOSITS (CDS);
                      o COMMERCIAL PAPER;
                      o MONEY MARKETS;
                      o DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT;
                      o HIGH QUALITY, SHORT-TERM DEBT INSTRUMENTS (INCLUDING
                        REPURCHASE AGREEMENTS); AND,
                      o OPEN-END MONEY MARKET MUTUAL FUNDS (UNLESS SPECIFICALLY
                        DIRECTED BY DEAM COMPLIANCE)

          (iv) ANNUAL ACKNOWLEDGEMENT OF ACCOUNTS

               Once each year, at a date to be specified by Central Compliance, each Employee must acknowledge that they do or do not have brokerage and Mutual Fund Accounts. Employees with brokerage and Mutual Fund Accounts must acknowledge each Account.

    E.   CONFIRMATION OF COMPLIANCE WITH POLICIES

         Annually, each Employee is required to acknowledging that he or she has received the Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with the Code and truthfully completing the Acknowledgment is the obligation of each Employee. Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties. (SEE SECTION I. OVERVIEW)

================================================================================
VI.  OTHER PROCEDURES/RESTRICTIONS
================================================================================

    A. SERVICE ON BOARDS OF DIRECTORS


     Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Deutsche Asset Management and Compliance, based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

         DeAM Compliance will periodically present updates on such information to the DeAM Investment Committee for review and approval.

    B.   OUTSIDE BUSINESS AFFILIATIONS

      Employees may not maintain outside business affiliations (e.g., officer, director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer and DeAM Compliance. Employees may not engage in any activities on behalf of an approved outside business affiliation during company time or while using DeAM property (e.g., e-mail, internet) other than on a purely deminimus basis.

      OUTSIDE BUSINESS ACTIVITIES AND AFFILIATIONS POLICY
      HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/GENERAL%20
      COMPLIANCE/DB%20DOCS/C.%20EFFECTIVE/COMPLIANCE_DBA_POLICY_OUTSIDE%20
      BUSINESS%20A FFILIATIONS

    C.   EXECUTORSHIPS

      As a general rule, DeAM discourages acceptance of executorships by members of the organization. However, family relationships may make it desirable to accept executorships under certain wills. In all cases (other than when acting as Executor for one's own spouse, domestic partner, parent or spouse's or domestic partner's parent), it is necessary for the individual to have the written authorization of the appropriate senior officer of the respective business unitand DeAM Compliance.

      Authorization to serve as an executor may be given in situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to DeAM. For example, this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the Firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.

    D.   TRUSTEESHIPS

      All trusteeships must have the written approval of the Firm and must be reported in writing to Compliance.

      The Firm will normally authorize Employees to act as trustees for trusts of their immediate family. Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

    E.   CUSTODIANSHIPS AND POWERS OF ATTORNEY

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


         It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of DeAM (see Appendix) is required for all other custodianships.

         Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of the Firm. Authorization will only be granted if DeAM believes such a role will not be unduly time consuming or create conflicts of interest.

    F.   GIFTS AND ENTERTAINMENT

         Giving and receiving gifts and entertainment can create a conflict of interest or the appearance of a conflict of interest and may, in some instances, violate the law(5). Employees may not accept or give gifts, entertainment, or other things of material value that would create the appearance that the gift or entertainment is intended to influence or reward the receipt of business, or otherwise affect an employee's decision-making.

         Gifts offered or received which have no undue influence on providing financial services may be permitted in accordance with the Gifts, Entertainment, and Charitable Donations Policy. In addition, special circumstances may apply to Employees acting in certain capacities within the organization.6


         GIFTS, ENTERTAINMENT, AND CHARITABLE DONATIONS POLICY
         HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/ASSET%20
         MANAGEMENT/DB%20DOCS/C.%20EFFECTIVE/COMPLIANCE_DEAM_GUIDELINES%20GIFTS%
         20&%20ENT ERTAINMENT%20POLICY

         GIFTS AND ENTERTAINMENT TO PUBLIC/GOVERNMENT OFFICIALS, TAFT HARTELY UNION OFFICIALS AND ERISA PLANS AND THEIR FIDUCIARIES

         The Department of Labor and other governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In many cases, the giving of gifts or entertainment to these entities or individuals will be prohibited. Please see the Gifts, Entertainment, and Charitable Donations Policy for further details.

--------------------
(5) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

(6) In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. certain Employees may be subject to more stringent gift-giving and receiving guidelines. In general, these rules apply to the receipt of gifts by and from "associated persons" or where such gratuity is in relation to the business of the employer. If you have any questions regarding your role relative to these rules contact the Compliance Group.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

         NON-CASH COMPENSATION

         Employees, Registered Representatives and Associated Persons of Deutsche Asset Management broker-dealer affiliates must also comply with National Association of Securities Dealers, Inc. (NASD(R)) Rules governing the payment of Non-Cash Compensation. Non-Cash Compensation encompasses any form of compensation received in connection with the sale and distribution of variable contracts and investment company securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals and lodging.

               For more information on the policy refer to the DeAM Investor Services, Inc. Written Supervisory Procedures Manual.

    G.   RULES FOR DEALING WITH GOVERNMENTAL OFFICIALS AND POLITICAL CANDIDATES

         (i) Corporate Payments or Political Contributions No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank or influencing any decision on its behalf.

         * The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore DEUTSCHE BANK DEPARTMENTS MAY NOT MAKE CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

         * Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, the prior approval of a member of the DeAM Executive Committee has been obtained and the Deutsche Bank Americas Regional Cost Committee has been notified.

              UNDER THE FOREIGN CORRUPT PRACTICES ACT, BANK BRIBERY LAW, ELECTIONS LAW AND OTHER APPLICABLE REGULATIONS, SEVERE PENALTIES MAY BE IMPOSED ON DEUTSCHE BANK AND ON INDIVIDUALS WHO VIOLATE THESE LAWS AND REGULATIONS. SIMILAR LAWS AND REGULATIONS MAY ALSO APPLY IN VARIOUS COUNTRIES AND LEGAL JURISDICTIONS WHERE DEUTSCHE BANK DOES BUSINESS.

              FOREIGN CORRUPT PRACTICES ACT POLICY
              HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/DBA%20COMPLIANCE/ANTI-
              MONEY%20LAUNDERING/DB%20DOCS/C.%20EFFECTIVE/COMPLIANCE_DBA_POLICY
              _007%20FOREIGN%20CORRUPT%20PRACTICES%20ACT

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


         (ii)     PERSONAL POLITICAL CONTRIBUTIONS
                  No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM Employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.


    H.   CONFIDENTIALITY

         Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties and only on a need-to-know basis. In addition, the Deutsche Bank standards contained in the COMPLIANCE MANUAL -- CONFIDENTIAL, MATERIAL, NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED MATTERS POLICY, as well as those within the CODE OF PROFESSIONAL CONDUCT must be observed.


================================================================================
VII.  SANCTIONS
================================================================================

Any Employee who violates the Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of the Code, such as short-term trading or trading during blackout periods, may subject the Employee to sanctions, ranging from warnings and trading privilege suspensions to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

================================================================================
VIII.  INTERPRETATIONS AND EXCEPTIONS
================================================================================

DeAM Compliance shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from DeAM Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of the Code shall be referred in advance of any contemplated transaction to DeAM Compliance.

In addition, DeAM has a Code of Ethics Sub-Committee that is empowered to administer, apply, interpret and enforce the Code.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

================================================================================
                                    APPENDIX
================================================================================

                                   SCHEDULE A


          The following entities(7) have adopted the Deutsche Asset Management Code of Ethics:



                          DB Absolute Return Strategies

                            DB Capital Advisers, Inc.

                          DB Investment Managers, Inc.

                         Deutsche Asset Management, Inc.

                          DeAM Investor Services, Inc.

                  Deutsche Investment Management Americas, Inc.

                         DWS Scudder Distributors, Inc.

                                DWS Trust Company

                        Investment Company Capital Corp.

                              RREEF America L.L.C.




-----------------
(7) The references in the document to Employees include employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------


                                   SCHEDULE B

                                   SUPPLEMENT
                                     TO THE
                 DEUTSCHE ASSET MANAGEMENT - U.S CODE OF ETHICS

                         RREEF America L.L.C. ("RREEF")

                  A-1. EFFECTIVE DATE. This Supplement to the Deutsche Asset Management - U.S. Code of Ethics (the "Code") shall be effective February 1, 2005. The Code and this Supplement shall replace and supersede the Supplement previously effective February 1, 2004.

                  A-2.  APPLICABILITY.

                 (1) The restrictions of the Code applying to Investment Personnel shall apply only to those Employees of RREEF who are Investment Personnel employed on the RREEF Securities Investment Team. The restrictions of the Code applying to Access Persons shall apply only to (i) those RREEF Employees, officers or directors who, with respect to any registered investment company or other securities investment advisory client, make any recommendation, participate in the determination of which recommendation will be made, or whose principal functions or duties relate to the determination or which recommendations will be made, or who, in connection with their duties, have access to any timely information concerning recommendations on Securities being made by RREEF, or (ii) those RREEF Employees who are designated as covered under this Supplement to the Code by DeAM Compliance or its designee.

                 (2) The following  restrictions  of the Code shall not apply to
                     RREEF employees designated as Non-Access Persons:

                   (i). Section IV. A (iii) - Corporate and Departmental Restricted Lists
                   (ii).  Section IV. E - Restricted List
                   (iii). Section V.D. (i) - Securities holdings
                          disclosure requirements
                   (iv). Section V. D. (ii) - Quarterly Personal Securities Trading Reports ("PSTs")
                   (v). Section V D (iii) - Annual Acknowledgement of Personal Securities Holdings

                 (3) The  provisions  of  the  Code  will  not  apply  to  RREEF
                     Management Company or to any employees of RREEF Management Company, except as otherwise determined by DeAM Compliance or its designee.

                 (4) The Employee/Employee  Related Trading Policy referenced in
                     Section V. A. will have limited application to RREEF employees designated as Non-Access Persons, as set out in Schedule A to that policy.

--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

                  A-3. ADDITIONAL TRADING RESTRICTIONS. In addition to the restrictions set forth in the Code, no RREEF Employee identified in Section A-2 of this Supplement shall, without the prior written approval of DeAM Compliance, acquire or sell any Real Estate Securities in any Employee Related Account. Approvals of acquisitions will be granted only in extraordinary circumstances. Real Estate Securities shall include all publicly-traded Securities issued by any Real Estate Investment Trust ("REIT"), as well as publicly-traded Securities issued by companies if at least 50% of their revenues, or at least 50% of the market value of their assets, are attributable to the ownership, construction, management or sale of residential, commercial or industrial real estate. These companies may include real estate master limited partnerships and real estate brokers and developers.

                  A-4.   ADOPTION  OF  THE  DEUTSCHE   BANK   AMERICAS  CODE  OF
PROFESSIONAL CONDUCT. The terms of the Deutsche Bank Americas Code of Professional Conduct are hereby incorporated into this Supplement and those Employees of RREEF identified in Section A-2 of this Supplement shall be subject to and covered by such terms.

                  A-5. CONFLICT. In the event of any conflict or discrepancy between the terms of the Code and this Supplement with respect to any RREEF Employee, the terms of this Supplement shall govern.


--------------------------------------------------------------------------------
The information contained herein is the property of Deutsche Bank Group and may not be copied, used or disclosed in whole or in part, stored in a retrieval system or transmitted in any form or by any means (electronic, mechanical, reprographic, recording or otherwise) without the prior written permission of Deutsche Bank Group.
--------------------------------------------------------------------------------

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS  DEUTSCHE BANK
---------------------------------------------------------------------

DEAM - U.S. CODE OF ETHICS SANCTIONS

VIOLATION                                                    SANCTION

FAILURE TO OBTAIN PRE-CLEARANCE(1)

MANAGING DIRECTOR, DIRECTOR AND VICE PRESIDENT (ALSO PORTFOLIO MANAGERS AND INVESTMENT PERSONNEL REGARDLESS OF LEVEL)

  1st Violation             Written Warning
  2nd Violation             $200.00 Fine
  3rd Violation +           Trading Prohibited for 30 Days(2) and $500.00 Fine
BELOW VICE PRESIDENT
  1st Violation             Written Warning
  2nd Violation             $100.00 Fine
  3rd Violation +           Trading Prohibited for 30 days(2) and $250.00 Fine

FAILURE TO COMPLY WITH THE WITH SAME DAY RULE(3)
PORTFOLIO MANAGER
  1st Violation             Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation             Unwind the Trade/Disgorgement of Profit and $200.00 Fine
  3rd Violation +           Unwind the Trade/Disgorgement of Profit and $500.00 Fine

INVESTMENT PERSONNEL (NON-PORTFOLIO MANAGER)
  1st Violation             Potentially Unwind the Trade/Disgorgement of Profit and
                            Written Warning
  2nd Violation             Potentially Unwind the Trade/Disgorgement of Profit and
                            $150.00 Fine
  3rd Violation +           Potentially Unwind the Trade/Disgorgement of Profit and
                            $400.00 Fine
ACCESS PERSON
  1st Violation             Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation             Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
  3rd Violation +           Potentially Unwind the Trade/Disgorgement of Profit and $300.00 Fine

FAILURE TO COMPLY WITH THE 7-DAY RULE(3)
PORTFOLIO MANAGER
  1st Violation             Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation             Unwind the Trade/Disgorgement of Profit and $200.00 Fine
  3rd Violation +           Unwind the Trade/Disgorgement of Profit and $500.00

INVESTMENT PERSONNEL (NON-PORTFOLIO MANAGER)
  1st Violation             Potentially Unwind the Trade/Disgorgement of Profit and Written Warning
  2nd Violation              Potentially Unwind the Trade/Disgorgement of Profit and $100.00 Fine
  3rd Violation +            Potentially Unwind the Trade/Disgorgement of Profit and $250.00 Fine

FAILURE TO COMPLY WITH THE WITH 30 DAY HOLD RULE
MANAGING DIRECTOR, DIRECTOR AND VICE PRESIDENT
  1st Violation             Written Warning
  2nd Violation             $200.00 Fine
  3rd Violation +           Trading Prohibited for 30 Days(2) and $500.00 Fine
BELOW VICE PRESIDENT
  1st Violation             Written Warning
  2nd Violation             $100.00 Fine
  3rd Violation +           Trading Prohibited for 30 days(2) and $250.00 Fine

OTHER MATERIAL VIOLATIONS
GIFTS & ENTERTAINMENT / POLITICAL CONTRIBUTION
1st Violation               Fine in the amount of the unauthorized contribution, payment, or gift value plus $500
2nd Violation +             Severe Disciplinary Action as determined by DeAM Compliance (Possible Termination)


THIS SCHEDULE CONTINUES ON THE FOLLOWING PAGE.

--------------------------
(1) Portfolio Managers and other Investment Personnel, regardless of position held, are subject to the pre-clearance sanctions for Managing Directors, Directors and Vice Presidents.

(2) The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(3) The Compliance Department will take into consideration the employee's knowledge of portfolio trading and the severity and frequency of the violation in determining whether the trade should be broken and profit disgorged and the amount of the fine, if any. Second and third violations of the 7-day and Same Day rules within the same year will result in the escalation of fines and disciplinary action similar to other second and third violations and depending on the circumstances as indicated above. Any violations, along with attendant sanctions, will be noted in the employee's personnel file.


                  THIS SCHEDULE CONTINUES ON THE FOLLOWING PAGE

DEUTSCHE ASSET MANAGEMENT - U.S. CODE OF ETHICS DETUSCHE BANK
---------------------------------------------------------------------------


DEAM - U.S. CODE OF ETHICS SANCTIONS CONTINUED

VIOLATION                                                        SANCTION
FAILURE TO FILE/INCOMPLETE/LATE 17J-1 REPORTING (QUARTERLY PERSONAL SECURITIES TRADING REPORTING)

1ST VIOLATION - FILED BY:
  First Period Level(4)              Written Warning
  Second Period Level                $100.00 Fine
  Third Period Level                 $150.00 Fine
  Forth Period Level +               Trading Prohibited for 30 Days2  and $250.00 Fine

2ND VIOLATION - FILED BY:
  First Period Level                 $150.00 Fine
  Second Period Level                $200.00 Fine
  Third Period Level                 Trading Prohibited for 30 Days2  and $300.00 Fine
  Forth Period Level +               Severe Disciplinary Action (Possible Termination)

3RD VIOLATION - FILED BY:
  First Period Level                 $200.00 Fine
  Second Period Level                Trading Prohibited for 30 Days(2) and $400.00 Fine
  Third Period Level +               Severe Disciplinary Action (Possible Termination)

FAILURE TO FILE/INCOMPLETE/LATE CODE OF ETHICS ANNUAL ACKNOWLEDGEMENT (INCLUDING 17-J1 ANNUAL PERSONAL HOLDINGS REPORT)

CODE OF ETHICS ANNUAL ACKNOWLEDGEMENT PERIOD DURING THE MONTH OF OCTOBER. FILED BY:

  October 31 through November 15                    Written Warning
  November 16 through November 30                   $100.00 Fine
  December 1 through December 15                    $150.00 Fine
  December 16 through December 30 +                 $200.00 Fine

------------------------------
(2) The Compliance Department will take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(4) Period Levels are defined by DeAM Compliance and generally follow approximate 15-day periods that are adjusted for the calendar month. The First Period Level begins immediately after the due date of the respective filing. You will be notified of these levels in specific communications from DeAM Compliance when warranted.

Important Notes

     o If payment for any fine is not received by the due date, a report will be made to Senior Management regarding this delinquency, and the employee will be subject to further sanctions, including a substantial escalation of the fine (including, possibly, the doubling of the fine amount).

     o Asset Management Compliance will consider certain Code of Ethics infractions on a case-by-case basis in determining a final decision on the technicality or materiality of the violation itself, as well as the (if applicable) ensuing sanctions and/or fines levied on the employee. Asset Management Compliance will solely determine the factors used in arriving in any decisions made apart from this DeAM Sanctions Schedule.

     o Final disciplinary sanctions will be determined by the Compliance Department and Senior Management, which will take into consideration such factors, which include, but are not limited to, the period of time between violations, financial hardship, the employee's knowledge of portfolio trading and trading system technical difficulties. For example, violations occurring within a 24-month period will be taken into consideration, but will not be given full weight in the determination of disciplinary action. Financial hardship may include the inability to pay for tuition and medical expenses and the inability to purchase a home.

     o All violations will be reviewed on a rolling 1-year period and sanctions for second and third violations will be applicable if the violations occur within the same year.

     o Multiple simultaneous violations will be subject to all the applicable sanctions. For example, a portfolio manager who fails to obtain pre-clearance (2nd violation) and simultaneously violates the Same Day Rule (2nd violation), will be subject to a $400.00 fine and disgorgement of profit.

     o Continued violation of the DeAM - U.S. Code of Ethics may subject you to severe penalties, including possible termination.

                                                                              22